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                                                                    Exhibit 3.14


                                     BYLAWS

                                       OF

                SOUTH CHARLESTON STAMPING & MANUFACTURING COMPANY


ARTICLE I

                                      SEAL

          The common seal of this corporation shall be circular in form and shall have inscribed thereon the words ."South Charleston Stamping & Manufacturing Company Corporate Seal," and for such purposes there is adopted the seal whose impression is made on the margin hereof.

ARTICLE  II

                                    LOCATION

          The principal office of the corporation shall be, 3100 MacCorkle Avenue, S.W., South Charleston, West Virginia 25303. The corporation may, however, maintain an office or offices and the business of the corporation may be transacted at such other place or places in the State of West Virginia or elsewhere as the board of directors may from time to time determine.

ARTICLE III

                              STOCKHOLDERS' MEETING

      SECTION 1  -  ANNUAL MEETING.

          The regular annual meeting of the stockholders of the corporation for the election of directors and for the transaction of the lawful business of the corporation shall be held on the second Tuesday in March of each year, either at the principal office of the corporation, or at such other place in or outside West Virginia as shall be designated in the notice or waiver of notice of such regular annual meeting. Should said date fall on a legal holiday, the regular annual meeting shall be on the first business day following.

      SECTION 2 - GENERAL OR SPECIAL MEETING.

          A general, regular or special meeting of the stockholders may be held at the principal office of the corporation, or at such other place in or outside West Virginia as shall be designated in the notice or waiver of notice of such special or general meeting whenever called by the board of directors, by the president and secretary, or by any number of stockholders owning in the aggregate

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at least one-tenth (1/10th) of the number of shares outstanding.

      SECTION 3 - NOTICE OF MEETING

          Notice of the regular annual meeting of the stockholders shall be given in writing by the president or vice president or secretary of the corporation.

          Notice of a general or special meeting of the stockholders shall be given by notice in writing signed by the stockholders making the call for said meeting, or if called by the board of directors shall be signed by the president or vice president or secretary of the corporation, and/or if called by the president and secretary shall be signed by them. Said written notice shall state the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, and shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, secretary, or the officer or persons calling the meeting, to each stockholder of record or member entitled to vote at such meeting. If such notice shall be mailed, the postage shall be prepaid, and it shall be addressed to each of the stockholders of record at the post office address of each of the stockholders appearing on the books of the corporation, or, if an address is specified for this purpose by a stockholder, then to such address.

      SECTION 4 - WAIVER OF NOTICE.

          Any meeting of the stockholders may be held without notice and publication of notice if a written waiver thereof be signed by all of the stockholders and filed with the records of the meeting either before or after the holding thereof. When, however, it is required by statute that notice shall be given in a particular manner and such notice cannot be legally waived, then such notice shall be given in the manner provided by such statute.

      SECTION 5    WRITTEN AGREEMENT IN LIEU OF MEETING.

          Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action, if such meeting were held, shall agree in writing to such corporate action being taken, and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all stockholders entitled to vote at a meeting of such stockholders duly called and legally held.

 SECTION 6 - QUORUM.

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          At all meetings of the stockholders, a quorum of the stockholders shall consist of a majority of all the shares of stock entitled to vote, represented by the holders thereof in person or represented by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

      SECTION 7 - ADJOURNMENT AND RECESSES.

          Any number of shares less than a quorum present and/or represented by proxy at any stockholders' meeting may adjourn said meeting from time to time until a quorum is present.

          Every meeting of the stockholders may adjourn or recess from time to time until its business is completed.

      SECTION 8 - ORGANIZATION.

          The president shall call meetings of the stockholders to order and shall act as chairman of such meeting. The stockholders present may appoint any stockholder to act as chairman of any meeting in the absence of the president or with his consent if present.

          The secretary of the corporation shall act as secretary of all meetings of the stockholders. In the absence of the secretary at any such meeting, the presiding officer may appoint any person to act as secretary thereof and to keep a record of the proceedings.

      SECTION 9 - VOTING

          At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates, and the directors shall not be elected in any other manner, except as provided in Article IV, Section 2, of the bylaws.

          On any other question to be determined by a vote of shares of any meeting of stockholders, each stockholder shall be entitled to one vote for each share, of stock owned by him and entitled to vote and he may exercise this right in person or by proxy.

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ARTICLE IV

                               BOARD OF DIRECTORS

      SECTION 1 - POWERS, QUALIFICATIONS, NUMBER AND TERM OF OFFICE.

          The business and property of the corporation shall be managed and controlled by the board of directors to be elected at each regular annual meeting of the corporation. The board of directors shall consist of one or more persons as may be provided for by the stockholders at the regular annual meeting. Each director shall hold office from the time of his election until the next regular annual meeting of the stockholders of the corporation or until his successor is elected and qualified or until he is removed by a vote of the stockholders. No director need be a resident of the State of West Virginia or a stockholder of the corporation in order to hold said office.

      SECTION 2 - VACANCIES.

          Any vacancies occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors, unless the Articles of Incorporation or bylaws provide that a vacancy shall be, filled in some other manner, may be filled by the affirmative vote of a majority of the stockholders or of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for
the unexpired term of his predecessor in office.   Any directorship to be filled
by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the stockholders.

      SECTION 3 - PLACE OF MEETING

          Meetings of the board of directors, regular or special, may be held either within or without this State.

      SECTION 4 -  REGULAR MEETINGS.

          The regular meeting of the board of directors shall be held annually on the second Tuesday in March of each year following the annual meeting of stockholders.

      SECTION 5 - SPECIAL MEETINGS.

          Special meetings of the board of directors shall be held whenever called by direction of the president, vice-president, or any two of the directors.

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       SECTION 6 - NOTICE; WAIVER OF NOTICE.

          No notice shall be required of the regular meetings of the board of directors. Notice of special meetings of the board of directors shall be given by mailing a written notice to each director at his last known post office address at least two (2) days before the time of the meeting. Such notice shall state the time, place and purpose of such special meeting.

          Notice of such special meetings of the board of directors shall be considered waived if a director shall attend in person or if every director shall in writing file with the records of the meeting, either before or after the holding of such meeting, a written waiver of such notice, except that attendance of a director at a meeting shall not constitute a waiver of notice if such director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      SECTION 7 - WRITTEN AGREEMENT IN LIEU OF MEETING.

          Whenever the vote of directors at a meeting thereof is requited or permitted to be taken in connection with any corporate action, the meeting and vote of such directors may be dispensed with if all of the directors shall consent and agree in writing to such corporate action being taken, and such agreement (which shall set forth the action so taken and be signed by all of the directors) shall have like effect and validity as though the action were duly taken by the unanimous action of all directors at a meeting of such directors duly called and legally held.

      SECTION 8 - QUORUM.

          A majority of the members of the board of directors shall constitute a quorum thereof for the transaction of business, but if at any meeting of said board of directors there shall be less than a quorum present, any number of said directors may adjourn said meeting from time to time and place to place until a quorum is present.

      SECTION 9 - PRESIDING OFFICER; RECORDING OFFICER.

          At all meetings of the board of directors, the president or a vice-president, or in the absence of them, any director elected by the directors present, shall preside. The secretary or any person appointed by the directors present, shall keep a record of the proceedings. The records shall be verified by the signature of the person acting as chairman of the meeting.

      SECTION 10 - VOTING WHEN INTERESTED.

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          No contract or other transaction between a corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be void or voidable solely because of such relationship or interest or because such director or directors were present at the meeting of the board of directors which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose if (a) the fact of such relationship or interest is disclosed or known to the board of directors which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or
(c) the contract or transaction is fair and reasonable to the corporation. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors which, authorizes, approves or ratifies such contract or transaction. on any question involving the authorization, approval or ratification of any such contract or transaction, the names of those voting each way shall be entered on the record of their proceedings.

      SECTION 11 - COMPENSATION OF DIRECTORS.

          For attendance at any meeting of the board of directors or any committee thereof, each director shall receive such compensation as may be fixed from time to time by the board. If no compensation be fixed by the board in such cases, no director shall be entitled to receive any compensation for his attendance.

      SECTION 12 - RATIFICATION OF STOCKHOLDERS.

          The board of directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the shareholders or any general or special meeting called for the purpose of considering any contract or act; and any contract or act which shall be approved and ratified by the vote of the holders of a majority in interest of the capital stock of the corporation that is represented in person or by proxy at such meeting, providing only that a quorum of the stockholders be either so represented in person or by proxy, shall be as valid and binding upon the corporation and upon all the stockholders as though it had been approved and ratified by each and every stockholder of the corporation.

      SECTION 13 - GENERAL POWERS.

          The board of directors shall elect the officers hereinafter provided for in Article V, Section 1 of the bylaws, and

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in case of the absence of the president and/or the vice president, the board may appoint a president pro tempore who for the time shall discharge the official duties of the president, and the board of directors shall determine what is such absence as will justify the election of the president pro tempore.

          The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the board of directors, except in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the stockholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the stockholders a voluntary dissolution of the corporation or a revocation thereof, or amending the bylaws of the
corporation.   The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

      SECTION 14 - REMOVAL.

          At a meeting of stockholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him.


ARTICLE V

                                    OFFICERS

      SECTION 1  -  OFFICERS.

          The officers of the corporation shall consist of a president, vice president, secretary and treasurer. The board of directors may, from time to time, also appoint or elect such other additional officers and agents, and prescribe the duties thereof, as the board of directors shall deem expedient. One person may hold more than one office, except that the president and secretary shall not be the same person. No officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by the bylaws to be executed, acknowledged and verified or countersigned by two or more officers.

      SECTION 2 - ELECTION  AND TERMS OF OFFICE.

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          The board of directors shall elect the aforementioned officers, who shall hold office until the next regular annual meeting of the stockholders, or until their successors are elected and qualified. None of the directors or officers of the corporation need be stockholders. All appointees, agents, and employees, other than officers, shall hold office at the discretion of the president. The board of directors shall fix the salary and compensation for all officers, agents and employees.

      SECTION 3 - REMOVAL.

          Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 4    POWERS AND DUTIES OF THE PRESIDENT.

          The president shall be the chief executive officer and the head of the corporation; he shall have general charge and supervision over the business and affairs of the corporation, subject to the control of the board of directors. The president shall annually prepare a full and true statement of the affairs of the corporation which shall be submitted by him at the annual meeting of the stockholders and filed within twenty (20) days thereafter at the principal office of the corporation in this State, where it shall, during the usual business hours of each secular day, be open for inspection by any stockholder of the corporation. He shall have authority to sign, execute and acknowledge and deliver any and all deeds, assignments and trust deeds, releases, powers of attorney, assignments of mortgages and other similar documents, or any other instruments of whatsoever kind or nature authorized, generally or specially, by the board of directors, and shall perform all other duties required of him by the laws of the State of West Virginia, and such other duties as may be prescribed by these bylaws or as may from time to time be assigned to him by the board of directors.

      SECTION 5 - VICE PRESIDENT.

          The vice president shall, concurrently with the president, but subject to his superior right and authority, have all the right, powers and authority and perform all the duties of the president of the corporation. Any additional vice president shall have the powers conferred by and perform the duties assigned by the board of directors.

      SECTION 6 - SECRETARY.

          The secretary shall attend all meetings of the

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stockholders and of the board of directors and shall keep correct minutes of all the proceedings of all such meetings and record the same in a book or books to be kept by him for such purpose. He shall have power to affix the seal of the corporation to all instruments by him attested, and, together with the president or vice president, to execute all conveyances or other formal instruments requiring formal execution by the corporation under its corporate name and seal. He shall be the custodian of all records and files of the corporation, and shall, from time to time, whenever requested to do so, make full detailed reports regarding the same to the president, the vice president, the board of directors, and to the stockholders when in meeting lawfully assembled.

      SECTION 7 - TREASURER.

          The treasurer shall have custody of all the funds and securities of the corporation which shall come into his hands. He shall keep accurate accounts, in such form as may be approved by the board of directors, of all the financial transactions of the corporation, and shall close said accounts and balance said books of account at least once in each year. He shall, whenever required by the president, the vice president, or by the board of directors, render a report of all moneys received and disbursed by the corporation and of the financial condition of the corporation, and shall perform such other appropriate duties and have such power as may be required of, or conferred upon him, by the board of directors.

      SECTION 7 - GENERAL PROVISIONS.

          All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be imposed upon them, and have such powers as may be given them by the president or by the board of directors.

          All books, records and files of the corporation shall at all times be open to the inspection of the president, the vice president, and the board of directors.

          Any or all of the officers shall give such bond or bonds for the faithful discharge of, their respective duties in such sum or sums as and when the board of directors may from time to time in its discretion require.

           Any duty authorized, provided and/or required to be performed by any officer of this corporation may be performed by this duly authorized assistant.

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ARTICLE VI

                               FUNDS AND ACCOUNTS

      SECTION 1 - RECEIPTS.

          The president, vice president, secretary and treasurer are each authorized to receive and receipt for all moneys due and payable to the corporation from any source whatsoever, and to endorse for deposit checks, drafts and other money orders in the name of the corporation or on its behalf, and to give full discharge and receipt therefor.

      SECTION 2 - DEPOSITS.

          All funds of the corporation shall be deposited in such banks or trust companies (or with such other corporations and firms) as have been or may from time to time be designated for such purposes by the board of directors.

      SECTION 3 - CHECKS, NOTES, ETC.

          All bills, notes, checks, drafts, or other orders for money and negotiable instruments of the corporation shall be made in the name of the corporation and shall be signed by such officer or employee of the corporation as may be designated for such purposes by the board of directors.


ARTICLE VII

                              CERTIFICATE OF STOCK

      SECTION 1 - FORM OF STOCK CERTIFICATE.

          The form of stock certificate for shares of stock of the corporation shall be in words and figures substantially as shown on the example stock certificate attached hereto and made a part of these bylaws:

      SECTION 2 - ISSUE AND REGISTRATION.

          Stock certificates of the corporation shall be signed by the president or a vice president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile

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signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

          The certificates shall be numbered and shall be entered on the stock register in the name of the person owning the shares represented by such certificate, and in case of cancellation, the date of cancellation also shall be entered on the stock register and the statement of cancellation as required by
the law shall be filed.   Every certificate surrendered to the corporation for
transfer shall be canceled and preserved by the officer or agent of the corporation having custody of the stock certificates, and a statement of cancellation shall be filed, and no new certificate shall be issued until the old certificate has been thus canceled except as provided in Section 5 of this Article.

      SECTION 3 - TRANSFER.

          Title to a certificate of stock and to the shares represented thereby shall be transferred only as provided by Article 8, Chapter 46 of the Code of West Virginia.

      SECTION 4 - DIVIDENDS.

          Dividends may be declared by the board of directors, from time to time, and paid in cash or property only out of the unreserved and unrestricted earned surplus of the corporation, except that no dividend may be paid when the corporation is insolvent or where the payment thereof would render it insolvent or when the declaration or payment thereof would be contrary to any restriction contained in the Articles of Incorporation. Dividends may be declared and paid in the corporation's own treasury shares out of any treasury shares that have been reacquired out of corporate surplus. Dividends may be declared and paid in the corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus, provided (1) in the case of par value shares, such shares shall be issued at not less than par value thereof an amount equal to the aggregate par value of the shares issued as a dividend shall be transferred to stated capital from surplus; and (2) in the case of shares without par value, such shares shall be issued at such stated value as fixed by the board of directors and there shall be transferred from surplus to stated capital an amount equal to the stated value fixed for such shares and the amount per share so transferred shall be disclosed to the stockholders receiving the dividends.

      SECTION 5 - LOST, DESTROYED OR STOLEN CERTIFICATES.

          A stockholder requesting the issuance of a stock certificate of the corporation in lieu of a lost, destroyed or stolen certificate shall promptly give notice to the corporation of such loss, destruction or theft, and publish in a newspaper of general circulation published in the County within, which the corporation then has its principal place of business, a notice of such loss once a week for two (2) successive weeks. Such stockholder shall file with the officers of this corporation, first, an affidavit setting forth the time, place and circumstances of the loss to the best of his knowledge and belief, and, second, proof of his having advertised the loss in a newspaper of general circulation, published in the County within which the corporation then has its principal place of business, once a week for two (2) weeks. He shall also execute and deliver to the corporation a bond with good security in a penalty of unlimited amount, conditioned to indemnify the corporation and all persons whose rights may be affected by the issuance of the new certificates against any loss in consequence of the new certificate being issued.

          The corporation will issue the new stock certificate if the above requirements are completed before the corporation has notice that the certificate has been acquired by a bona fide purchaser.

          The board of directors, in its discretion, may authorize the issuance of a new certificate in lieu of the one lost, destroyed or stolen without requiring the publication of said notice or the giving of a bond.


ARTICLE VIII

                                   FISCAL YEAR

          The fiscal year of the corporation shall begin January 1 and end December 31 each year.


ARTICLE  IX

                                  MISCELLANEOUS

      SECTION 1 - VOTING UPON STOCKS.

          Unless otherwise ordered by the board of directors, the president shall have full power and authority on behalf of the corporation, whether in person or by proxy, to attend and to act and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which, as the owner thereof, this corporation might have possessed and exercised if present. The board of directors by resolution may, from time to time, confer like powers upon any other person or persons.

      SECTION 2 - CONTRACTS WITH DIRECTORS AND OFFICERS.

          No contract or other transaction between a corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if (1) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (2) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (3) the contract or transaction is fair and reasonable to the corporation.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

          On any question involving the authorization, approval or ratification of any such contract or transaction, the names of those voting each way shall be entered on the record of their proceedings.

      SECTION 3 - INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person did not have reasonable cause to believe that his conduct was unlawful.

          The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director, officer, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, or agent of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter, including, but not limited to, taxes or any interest or penalties thereon, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          To the extent that a director, officer, or agent of a corporation has been successful on the merits or otherwise in defense of any action or proceeding heretofore referred to or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Any indemnification provided for herein shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          Expenses (including attorneys' fees) incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding as authorized in the manner herein provided, upon receipt of an undertaking by or on behalf of the director, officer, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section

          The indemnification provided for herein shall not be deemed exclusive of any other rights to which any stockholder or member may be entitled under any bylaw, agreement, vote of stockholders, members or disinterested directors or otherwise, both as to action in his official capacity and as to a person who has ceased to be a director, officer, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      SECTION 4 - KEEPING BOOKS AND RECORDS.

          The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and board of directors; and shall keep at its principal office, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

      SECTION 5 - INSPECTION OF BOOKS AND RECORDS.

          Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) of all the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes, and record of stockholders and to make extracts therefrom.

ARTICLE X

                                  AMENDMENTS

          The power to alter, amend or repeal the bylaws or adopt new bylaws, subject to repeal or alteration by action of the stockholders, shall be vested in the board of directors.